Greenidge Generation Announces Commencement of Cash Tender Offer and Exchange Offer for Senior Notes Due 2026

Pittsford, NY – October 6, 2025 – Greenidge Generation Holdings Inc. (Nasdaq: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today announced the commencement of two separate concurrent offers (collectively, the “Tender/Exchange Offer” or the “Offer”) to exchange or to purchase, at the election of each holder, its outstanding 8.50% Senior Notes due 2026 (the “Old Notes”), which trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GREEL,” subject to the Cash Payment Limit described below.

The Tender/Exchange Offer consists of the following:

•An offer to exchange (the “Exchange Option”) the Old Notes for a new issue of the Company’s 10.00% Senior Notes due 2030 (the “New Notes”), in an amount equal to $14.85 principal amount of New Notes for each $25.00 principal amount of Old Notes exchanged; and,

•An offer to purchase (the “Tender Option”) the Old Notes for cash, in an amount equal to $10.75 for each $25.00 principal amount of Old Notes tendered, provided that if the holder elects to tender at or prior to 5:00 P.M., New York City time, on Tuesday, October 21, 2025 (the “Early Tender Date”), then cash in the amount equal to $12.50 (the “Early Tender Premium”) for each of the $25.00 principal amount of Old Notes tendered shall be paid. If the cash required to purchase all of the Old Notes tendered under the Tender Option exceeds $3.6 million, Greenidge will accept the Old Notes tendered for purchase on a pro rata basis.

As of October 3, 2025, the closing price of the Old Notes was $10.72 per Old Note on the Nasdaq. The Exchange Option represents a premium of approximately 38.5% to the closing trading price as of October 3, 2025, and a premium of approximately 69.5% to the Old Notes’ 60-day volume weighted average price (“VWAP”) as of October 3, 2025. The Early Tender Date option represents a premium of approximately 16.6% to the closing trading price as of October 3, 2025, and a premium of approximately 42.7% to the Old Notes’ 60-day VWAP as of October 3, 2025. The Tender Option represents a premium of approximately 0.03% to the closing trading price as of October 3, 2025, and a premium of approximately 22.7% to the Old Notes’ 60-day VWAP as of October 3, 2025. However, as disclosed herein, we cannot provide any assurances that the New Notes will be tradable or that an active trading market will develop for the New Notes or that holders will be able to sell their New Notes.

The maximum aggregate principal amount of Old Notes that may be exchanged and purchased pursuant to the terms of the Tender/Exchange Offer is $38,409,825. The Tender/Exchange Offer is subject to the terms and subject to the conditions set forth in the Offer to Purchase/Exchange, the accompanying Letter of Transmittal and the other related offering documents.

Certain information regarding the terms of the Tender/Exchange Offer is summarized in the table below:

Title of Security	CUSIP Number	Principal Amount Outstanding	Exchange Option	Cash Tender Option
8.50% Senior Notes Due 2026	39531G209	$38,409,825	$14.85 principal amount of 10.00% Senior Notes due 2030 [1]	$10.75 in cash or $12.50 in cash if the holder tenders at or prior to the Early Tender Date[1]

The Tender/Exchange Offer will expire at 5:00 p.m. New York City time, on Wednesday, November 5, 2025 (the “Expiration Date”), unless earlier terminated or extended by the Company. Tendered Old Notes may be withdrawn at any time at or prior to 5:00 p.m. New York City time, on October 21, 2025 (the “Withdrawal Date”), but not thereafter, except in limited circumstances described in the Offer to Purchase/Exchange. Old Notes that are not tendered or that are withdrawn before the Withdrawal Date will remain outstanding.

Only holders validly tendering their Old Notes pursuant to the Tender Option at or prior to the Early Tender Date and whose Old Notes are accepted for purchase will be eligible to receive the Early Tender Premium. Holders validly tendering their Old Notes pursuant to the Tender Option after the Early Tender Date and at or prior to the Expiration Date and whose Old Notes are accepted for purchase will only be eligible to receive the $10.75 for each such Old Note. In the event the Cash Payment Limit is reached as of the Early Tender Date, the Company reserves the right, at its option, not to accept any additional Old Notes tendered after the Early Tender Date pursuant to the Tender Option.

Promptly following the Early Tender Date, whether or not the Tender/Exchange Offer is fully subscribed, the Company may, at its option, accept for purchase Old Notes validly tendered pursuant to the Tender Option, subject to the terms and conditions of the Offer.

Accrued and unpaid interest up to, but not including, the next interest payment date of October 31, 2025, on Old Notes validly tendered pursuant to the Tender Option and not withdrawn will be paid in cash. Accrued and unpaid interest up to, but not including, the next interest payment date of October 31, 2025, on Old Notes validly tendered pursuant to the Exchange Option and not withdrawn will be added to the principal amount of the New Notes; provided, however, any amount that is less than the face value of New Notes due to accrued and unpaid interest on Old Notes up to, but not including, the next interest payment date of October 31, 2025, the principal amount of the New Notes issuable pursuant to the Exchange Option, or a combination thereof, shall be paid in cash. Only Old Notes validly tendered and not properly withdrawn from the Tender/Exchange Offer will be purchased or exchanged in the Tender/Exchange Offer. The accrued and unpaid interest up to, but not including, the next interest payment date of October 31, 2025, on Old Notes will be approximately $0.54 for each $25.00 principal amount of Old Notes. Holders validly tendering or exchanging Old Notes accepted by the Company pursuant to the Offer and not withdrawn will not be paid for interest accrued on or after October 31, 2025. Old Notes not properly tendered in the Tender/Exchange Offer will be returned to the tendering holders, at the Company’s expense, promptly after the expiration of the Tender/Exchange Offer.

Following the completion of the Tender/Exchange Offer, the Company may engage in additional transactions to purchase or repay any Old Notes not tendered in the Tender/Exchange Offer on terms that could be more or less favorable to holders than the terms of the Tender/Exchange Offer and it may issue additional New Notes. the Company may, at any time and from time to time, purchase or retire additional amounts of its outstanding Old Notes through cash purchases and/or exchanges for our other securities, in open market transactions or privately negotiated transactions, or through subsequent tender or exchange offers, repayment at maturity or otherwise, if it can do so on attractive terms. Any such purchases may be made on the same terms or on terms that are more or less favorable to holders than the terms of the Tender/Exchange Offer.

Greenidge is relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the New Notes issued in the Exchange Option portion of the Tender/Exchange Offer from the registration requirements of the Securities Act. The Company is also relying on Section 18(b)(4)(C) of the Securities Act to exempt the New Notes issued in the Exchange Option portion of the Tender/Exchange Offer from the registration and qualification requirements of state securities laws. The Company has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Tender/Exchange Offer.

Information Relating to the Tender/Exchange Offer
The complete terms and conditions of the Tender/Exchange Offer are set forth in the Offer to Purchase/Exchange, dated October 6, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase/Exchange”), which sets forth a detailed description of the Tender/Exchange Offer. Greenidge refers investors to the Offer to Purchase/Exchange for the complete terms and conditions of the Tender/Exchange Offer. Investors with questions regarding the terms and conditions of the Tender/Exchange Offer may contact our information agent as follows:

D.F. KING & CO., INC.
Banks and Brokers call: (212) 434-0035
Toll free: (800) 669-5550
Email: GREE@dfking.com

[1] For each $25.00 principal amount of Old Notes exchanged.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and, unless otherwise required by U.S. federal securities laws, Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

Contacts
Investors
investorrelations@greenidge.com

Media
Longacre Square Partners
Kate Sylvester / Liz Shoemaker
646-386-0091
greenidge@longacresquare.com

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